UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EDDIE BAUER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1672352
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15010 NE 36th Street
Redmond, WA	98052
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐
Securities Act registration file number to which this form relates:            (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the registrant’s common stock, par value $0.01 per share, to be registered hereunder is incorporated by reference from the description of such shares under the caption “ITEM 11 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED” contained in the Registration Statement on Form 10 (Commission File No. 000-51676), as amended, originally filed on May 1, 2006.
Item 2. Exhibits.
Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EDDIE BAUER HOLDINGS, INC.

Date: October 6, 2006	By:	/s/ Fabian Månsson

	Name:	Fabian Månsson
	Title:	President & CEO